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                                                                   EXHIBIT 23.3


              CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

We have issued our report dated August 24, 1998 accompanying the financial statements of Shrader Refuse and Recycling Service Company contained in the Registration Statement (Form S-4) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
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Lincoln, Nebraska
October 13, 1998